                             [ * ] Omitted pursuant to a request for
                                   confidential treatment filed separately
                                   with the Commission.


                                               HP PURCHASE AGREEMENT NO. 195-464

This HP Purchase Agreement ("Agreement") is entered into by Hewlett-Packard Company ("HP"), a California corporation, and the Seller named on the last page hereof ("Seller"), on the following terms and conditions.

1.   RECITALS

     1.1 Seller offers such services as the fulfillment of customer requests for promotional items and component parts. In the process of supplying such services Seller may perform services such as disk duplication, receipt of telephone, facsimile, and mail orders from HP customers, shipping of products, entering customer information into a database, database management, and collection of monies on behalf of HP.

     1.2 HP desires Seller to supply these services to HP for the purpose of fulfilling customer requests from certain promotional programs sponsored by HP and certain offers made by HP for components parts.

2.   DEFINITIONS

     2.1  Customers - End-users who have requested Products from Seller.

     2.2 Order Date - Date on which a customer order is initially received but payment has not been verified.

     2.3 Processing Date - Date on which payment has been verified and order is released for shipment.

     2.4  Ship Date - Date on which Product was picked up by freight carrier.

     2.5 Processed Orders - Purchase orders that have been received and shipped.

     2.6 Unpaid Purchase Orders - Purchase orders from government or educational institutions which were initiated by a Purchase Order, shipped, but which have not yet been paid.

     2.7 Closed Purchase Orders - Purchase orders against which Seller has received payment in full or which have not been paid and have aged more than 150 days from the Ship Date.

     2.8 Blanket Production Purchase Orders - Purchase orders which remain open for a specified period of time and specify a maximum number of units and/or dollar amount, allowing Seller to invoice expenses per the fees established in Program Documents as they occur. Purchase orders will reference this Agreement by number.

     2.9 Fulfillment - The process of receiving customer orders, verifying payment and proof of purchase when required, entering information to a database, kitting material when required, and shipping Product.

     2.10 Products - Material described in Program Documents.

     2.11 Program Documents - Documents describing a specific program on behalf of a specific HP location.

     2.12 HP Program Manager - HP employee specified in Program Documents as responsible for management of a specified Program on behalf of HP.

     2.13 HP Customer Assistance Organization - Organization or individual specified in Program Documents who will be responsible for resolution of customer issues not resolvable by Seller.

3.   PURCHASE OF PRODUCTS OR SERVICES

     3.1 Except as otherwise provided in the attached exhibits and in Article 4 below, HP shall purchase and Seller shall sell Products or services specified in Program Documents issued pursuant to this Agreement.

     3.2 This Agreement shall enable all locations, divisions, and subsidiaries of HP to purchase Products or services on the terms and conditions provided herein from Seller. Accordingly, this Agreement shall be binding on all locations, divisions, and subsidiaries of both HP and Seller.

     3.3 This Agreement shall be administered, on behalf of HP, by HP's Operations Procurement Department ("HPOP").

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                                             HP PURCHASE AGREEMENT NO. 195-464

4. This Agreement shall be effective for the period (the "Term") specified in the attached exhibits. At the expiration of the Term, this Agreement shall automatically expire unless earlier terminated as provided herein.

5.   PRICE AND INVOICING

     5.1  [ * ]

     5.2 Payment for Products and Services by HP shall be [ * ], after receipt by HP of an appropriate invoice from Seller ("Invoice").

     5.3 HP may deduct from Seller's outstanding invoices any monies owed to HP by Seller as a result of transactions under this Agreement.

6.   FINANCIAL RESPONSIBILITIES

     6.1  CREDIT CARD ORDERING

          (a) Seller will verify credit through the financial institution specified in Program Documents issued pursuant to this Agreement. Upon verification, Seller will fill out a debit form provided by the financial institution and imprint HP's logo and merchant number (assigned to the specific HP location by the financial institution) on the form.

          (b) Upon completion of the debit form, Seller will release the order for processing.

          (c) Credit cards not verified must not be fulfilled. Upon notification of denial, Seller will mail the letter identified in Program Documents, on HP stationery, to the customer indicating the verification problem. Seller will report to the HP location on a weekly basis customer name, address and work telephone number for non-verified credit card orders.

     6.2  MONEY ORDER, CERTIFIED CHECK AND CHECK ORDERS

          (a) Seller will receive orders for fulfillment via the mail. Seller will confirm and record at least the following information: Type of order (mail, facsimile, or telephone), Product description and size, customer name and address, serial number and shipping information, work telephone number, quantity, list price, sales tax, amount received.

          (b) All remittances must be made payable to Hewlett-Packard Company in U.S. funds only. Orders must include all applicable state sales taxes. Purchase orders will only be accepted from government and educational institutions.

          (c) If payee is not HP, if list price is wrong, or if sales tax has been omitted, Seller will return payment to the customer along with a form letter provided by the HP location, printed on HP stationery, indicating the reason the order was not processed.

          (d) Upon verification that correct funds have been received, Seller will release the order for processing.

     6.3  GOVERNMENT OR EDUCATIONAL INSTITUTION PURCHASE ORDER PROCESS

          (a) For Government and Educational Institutions Fulfillment, Seller will ship Product upon receipt of a Purchase Order in the same fashion as other orders received by mail.

          (b) Seller will separately identify Purchase Order shipments from other shipments on all reports and invoices sent to HP.

          (c) Invoices for these orders should be printed at the end of each business day along with the invoices for all other orders. Orders flagged as Purchase Orders must generate invoices that show the following information:

               (1) The total amount due, including sales tax (amount paid should be zero).

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                                             HP PURCHASE AGREEMENT NO. 195-464

               (2)  Payment is due [ * ] from date of invoice.

               (3)  Payment should be made out to Hewlett-Packard Company.

               (4) Payment should be sent to the HP Post Office Box identified in Program Documents issued pursuant to this Agreement.

          (d) If the customers are exempt from sales tax, Seller will record their tax-exempt I.D. number and exclude sales tax from the total due on the invoice.

          (e) Seller will make every reasonable effort to collect unpaid Purchase Orders on HP's behalf. The letters identified in program Documents issued pursuant to this Agreement will be mailed on stationery supplied by HP after 30 days, 60 days, and 90 days from the Ship Date.

          (f) Seller will report to HP on a weekly basis all Purchase Order payments deposited in HP's account. These payments must be separately identifiable from all other payments.

          (g)  Seller will provide reports on a weekly basis which:

               (1)  Identify all Purchase Orders which currently are unpaid, and

               (2) Classify unpaid Purchase Orders according to number of days from date of Product shipment (categories are: 30, 60, 90 and 120 days from Ship Date).

          (h) Seller will provide a weekly reconciliation of the current total amount of unpaid Purchase Orders. The reconciliation must show the beginning balance, all additions to and subtractions from the balance, and the ending balance.

          (i) For each Purchase Order received, Seller will keep a permanent record containing:

               (1)  The original Purchase Order,
               (2)  Copies of all collection letters sent,
               (3)  Copies of any correspondence received from the Customers,
               (4) Copies of the check received against the Purchase Order. Should a single check be applied against multiple Purchase Orders, Seller must include a copy of the check and a schedule showing all Purchase Orders it was applied against.

          (j) Seller will report separately to the HP location any unpaid Purchase Order which becomes a Closed Purchase Order because no payment has been received and more than 150 days have elapsed from the Ship Date. Seller will also provide copies of the entire permanent record for each unpaid Purchase Order which becomes a Closed Purchase Order because of non-payment.

          (k) Seller will provide archival storage of the complete Closed Purchase Order record, but has no further responsibilities for collecting these funds on behalf of HP.

          (l) Seller will report receipts against Closed Purchase Orders separately from all other payments.

     6.4  FUNDS DEPOSITING PROCESS

          (a) For credit card orders, Seller will verify credit through the financial institution.

          (b) Upon verification, Seller will fill out a Debit Form provided by the financial institution and imprint HP's logo and merchant number on the form. The form will have all the information necessary for the financial institution to deposit funds into the HP location's account. For check receipts, Seller will verify payee and dollar amount before processing order. Inaccurate or incomplete checks will be returned to the customer by Seller without order fulfillment, as more particularly described in paragraph 6.2(c).

          (c) Seller will keep all credit card forms and checks in a locked, restricted access safe until the financial institution arranges for pick-up.

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                                             HP PURCHASE AGREEMENT NO. 195-464

          (d) Daily, or as otherwise specified by the HP Program Manager, an armored car with bonded drivers will stop at Seller to pick up the HP location's checks and credit card receipts. Seller will ready funds for deposit as required by the financial institution. The car will take these funds to the financial institution for deposit into the HP location's account.

7.   SHIPMENT AND DELIVERY

     7.1 Seller will ship orders to customers within [ * ] of receipt of payment, excluding weekends and holidays.

     7.2 Shipments will be by "best way", as specified in Program Documents issued pursuant to this Agreement.

     7.3 Non-U.S. recipients will be responsible for any duty. Seller will be the exporter of record for customs purposes.

     7.4 If Seller receives requests from customers for reshipment of Product not received, Seller will contact the specific HP Program Manager for authorization to reship.

     7.5 Fulfillment for customers who request air shipments will be shipped with freight charges collect except as otherwise provided in the Program Documents.

     7.6 Customers may call who insist on shipment via next day air, not at customer expense. These calls will be handled in the following manner:

          (a) Request is due to Seller error: Seller will reship to correct the problem using next day air at no additional charge to HP for fulfillment or shipping.

          (b)  Request is not due to Seller error:

               (1) If Product is in route via surface, Seller will offer to transfer customer to a designated HP contact, who may be able to assist customer immediately. If customer refuses this offer, Seller will record customer's name and telephone number, and provide this information to the HP Program Manager. It is HP's responsibility to contact the customer and communicate fulfillment and shipping instructions to Seller.

               (2) If no Product is in transit, Seller will offer to ship Product via mail in addition to following the transfer process described in (1) above.

     7.7  Seller agrees to handle referrals and problems by either:

          (a)  Referring calls to the HP customer assistance organization, or

          (b) Providing the customer information which allows the customer to follow up by contacting HP.

          Specific referral and escalation procedures will be established by HP locations in individual Program Documents.

     7.8 Seller shall furnish to HPOP Quarterly Status Reports of the cumulative dollar volume of Products or services provided. Such reports shall be submitted on a form supplied by HPOP in accordance with the reporting schedule in the attached exhibits.

8.   WARRANTY

     8.1 Seller warrants that the data reported in accordance with this Agreement will be accurate and include all expenses related to shipment of Products or provisions of Services.

     8.2 Seller is only authorized to act for HP as set forth in this Agreement and Program Documents, and warrants that Seller will assume all responsibility for commitments or actions by Seller not authorized therein.

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                                             HP PURCHASE AGREEMENT NO. 195-464

     8.3 Seller warrants that communications and conduct in performance of this Agreement will be of such a nature as to project a professional and positive image of HP.

     8.4 Seller warrants that all HP telephone lines and Post Office boxes described in this Agreement are to be used exclusively for the purpose of conducting HP business.

     8.5 Seller warrants that Seller does not have a merchant plate in Seller name for the purpose of processing credit card orders, and that all merchant plates in Seller's possession are the property of third parties only.

     8.6 Upon completion of a specific Program, Seller will provide the HP location with copies of all archived records associated with such Program that have not been previously submitted.

     8.7 If, at the end of a specific Program, Seller is holding unique Inventory and can document that the material procured was not in excess of the quantities specified on the Blanket Production Purchase Order, then HP will issue a Purchase Order to Seller for such unique inventory.

     8.8 HP warrants that HP has obtained all licensing rights required for Seller to duplicate and ship software included in upgrade kits.

9.   NONCOMPLYING PRODUCTS

     9.1 Should HP become aware of substandard Product, HP will notify Seller immediately and, if required by Seller, forward such defective Product to Seller. Seller will credit HP for the purchase price of any such defective Product identified. Seller will not be responsible for errors on material which was printed in compliance with blue lines or other original documentation provided or approved by HP. Seller will credit HP for Product returned only to the extent that Seller verification indicates the Product is defective.

     9.2 Upon HP's request, Seller will promptly furnish a Corrective Action Report on any Noncomplying Product.

10.  HP PROPERTY

     10.1 All materials, including without limitation designs or other property, furnished to Seller by HP or paid for by HP in connection with this Agreement (collectively "HP Property") shall:

          (a)  Be clearly marked or tagged as the property of HP;
          (b) Be and remain personal property and not become a fixture to real property;
          (c)  Be used only in filling Releases from HP;
          (d)  Be kept free of liens and encumbrances; and
          (e) Be kept separate from other materials, tools or property of Seller or held by Seller.

     10.2 Seller shall bear all risk of loss or damage to HP Property until it is returned to HP. Upon HP's request or upon the termination of this Agreement, Seller shall deliver all HP Property to HP in good condition, normal wear and tear excepted, without cost to HP. Seller waives any legal or equitable rights it may have to withhold HP Property.

     10.3 All database information collected on behalf of HP or provided by HP shall be the property of HP, shall be considered confidential information of HP, and shall be used by Seller only as authorized in this Agreement. Seller shall protect this information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination or publication of the confidential information as Seller uses to protect its own confidential information of a like nature.

     10.4 Without limiting the generality of Articles 10.1 through 10.3 above, HP may file informational or protective financing statements to confirm HP's title to HP Property. Such statements may be filed at any time by HP without Seller's consent or signature; if Seller's signature is required on the documents filed, HP may record a copy of this Agreement.

11.  INSURANCE

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                                             HP PURCHASE AGREEMENT NO. 195-464

     11.1 LIABILITY INSURANCE

          (a) During the term and at all times that Seller performs for HP, Seller shall maintain in full force and effect, at Seller's own expense, insurance coverage to include Comprehensive General Liability or Commercial General Liability with limits of liability and coverages as indicated below:

               (1)  Premises and Operations;
               (2)  Products and Completed Operations;
               (3)  Contractual Liability;
               (4)  Broad Form Property Damage (including Completed Operations);
               (5)  Personal Injury Liability.

               Comprehensive General Liability policy limits shall be not less than a combined Single Limited for Bodily Injury, Property Damage, and Personal Injury Liability of $1,000,000 per occurrence and $1,000,000 aggregate.

               Commercial General Liability (Occurrence) policy limits shall be not less than $1,000,000 per occurrence (combined single limit for bodily injury and property damage), $1,000,000 for Personal Injury, $1,000,000 aggregate for Products Completed Operations, and $2,000,000 General Aggregate.

               Except with respect to Products and Completed Operations coverage, the aggregate limits shall apply separately to Seller's work under this agreement.

               Such policies shall name HP, its Officers, directors, and employees as Additional Insureds and shall stipulate that the insurance afforded Additional Insureds shall apply as primary insurance and that no other insurance carried by any of them shall be called upon to contribute to a loss covered thereunder.

          (b) Certificates of Insurance evidencing the required coverages and limits shall be furnished to HP and shall provide that there will be no cancellation or reduction of coverage without thirty (30) days prior written notice to HP. Seller's continuing of business without such insurance for more than 10 days shall be considered a material breach of this Agreement.

     11.2 FIDELITY/CRIME INSURANCE. Fidelity/Crime Insurance, including employee dishonestly, robbery both within and outside Seller's premises and depositors forgery, (and electronics funds transfer if necessary) with a minimum limit of $1,000,000 shall remain in full force during the term of the Agreement.

          A Certificate of Insurance shall be provided evidencing that the Seller's insurance will cover losses associated with the performance of duties for HP and shall respond to HP's interests as they may apply. The certificate should also name HP as additional insured.

12.  GOVERNMENTAL COMPLIANCE

     12.1 Seller shall comply with all federal, state, and local, and foreign laws, rules and regulations applicable to its obligations under this Agreement or to Products supplied hereunder.

     12.2 Without limiting the generality of section 12.1 above, Seller shall comply with all equal employment opportunity and non-discrimination requirements prescribed by Presidential Executive Orders.

13.  AUDIT AND REPORT REQUIREMENTS

     13.1 Seller shall keep complete written records of activities undertaken and documents received pursuant to this Agreement. Seller will perform daily backup of the information pursuant to this Agreement, stored on Seller's computer system. Seller will store one copy of backed up computer information offsite. Upon one week notice to Seller during the term of this Agreement, HP shall be entitled to inspect and audit the records and processes of Seller with respect to this Agreement.

     13.2 Seller will, on an as requested basis, provide the HP locations with reports itemizing all activities over a specified period. Itemization will separate customer orders and include all customer information such as: type of order, Product description, Product size, customer name and address, serial number,

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                                             HP PURCHASE AGREEMENT NO. 195-464

          shipping information, work telephone number, quantity, list price, sales tax, amount received. The information listed below must be included, and the reports must include the identified cross-checks to HP's deposits and Seller invoices. Orders must be separately identifiable by order type (cash, credit card or Purchase Order). Individual Product orders must be separately identifiable.

          (a)  Orders processed: Order date, Processing Date and Ship Date.

          (b) Unit shipments: Quantity, sales tax, shipping and handling charges and total charges will be separate. Total units shipped must equal units billed by Seller against the Blanket Production Purchase Order and units billed on Seller's fulfillment invoice.

          (c) Payments received: Cash, Credit Card, and Purchase order payments. The dollar amount of the payments received must equal the total amount of funds deposited into the HP location bank account at the financial institution and must equal shipments.

          (d) Summary of sales tax collected for Products by state, with Purchase Orders separately identifiable.

          (e) Listing of tax-exempt customers and their tax-exempt identification numbers.

     13.3 Seller will, on a weekly basis, provide Seller's General Accounting Manager with an itemized summary of all activities by Product.

     13.4 Seller will, monthly, quarterly, and at the end of the program, furnish the HP Program Manager with a printed report containing all data recorded for each order. Seller will make available on request a floppy disk containing the same data for specified periods.

     13.5 Seller will, on a monthly basis, provide the HP Program Manager an inventory reconciliation of Product.

     13.6 Seller will, if requested, archive for the purpose of account reconciliation the information itemized in Program Documents.

     13.7 There will be no extra charge for these reporting services.

     13.8 Seller's Shipping Department will forward the yellow copy of the customer invoice directly to the HP contact specified in Program Documents on a weekly basis.

     13.9 Fulfillment process

          (a) Seller will record the following information at the time of fulfillment:

               (1)  Name                     (6)  Specifics of Product Requested
               (2)  Title                    (7)  Date Requested/Received
               (3)  Company                  (8)  Serial number
               (4)  Address (including Zip)  (9)  Date and method shipped
               (5)  Phone

          (b) If request received is not legible or clear, Seller will escalate problem to a designated HP contact for clarification. HP will take action to complete information and communicate instructions for fulfillment to Seller.

14. Seller shall not, subject to the provisions of this Article 14, be liable for any delay in performance under this Agreement caused by an act of God or any other cause beyond Seller's control and without Seller's fault or negligence (collectively "delaying cause"). Seller shall, in the event of a delaying cause, immediately give notice to HP of the delaying cause.

15.  DEFAULT

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                                             HP PURCHASE AGREEMENT NO. 195-464

     15.1 If Seller breaches any provision of this Agreement, HP may, by notice to Seller and except as otherwise prohibited by the United States bankruptcy laws, terminate the whole or any part of this Agreement or any Release unless Seller:

          (a) Gives HP notice, within three days after receipt of HP's notice, of its intent to cure the breach; and

          (b)  Cures the breach within five days after receipt of HP's notice.

     15.2 For purposes of Article 15.1 above, the term "breach" shall include without limitation any:

          (a) Proceeding, whether voluntary or involuntary, in bankruptcy or insolvency by or against Seller;

          (b) Appointment, with or without Seller's consent, of a receiver or an assignee for the benefit of creditors;

          (c) Act by Seller that endangers performance of this Agreement in accordance with its terms;

          (d) Failure by Seller to make a delivery of Products or perform Services in accordance with the requirements of this Agreement or any Release;

          (e) Failure to provide HP, upon request, with reasonable assurances of future performance;

          (f) Sale of database information collected on behalf of HP or provided by HP, or mixing of data with that of other Seller customers; or

          (g)  Other failure to comply with the provisions of this Agreement.

     15.3 The rights and remedies granted to HP pursuant to this Article are in addition to, and shall not be deemed to limit or affect, any other rights or remedies available to HP at law or in equity.

16.  RIGHTS AND OBLIGATIONS UPON TERMINATION

     16.1 Upon termination of this Agreement, Seller shall be obligated to fulfill any orders or transactions received by Seller prior to such termination and orders or transactions received by Seller for four (4) months thereafter. HP will make available prompt lines of communication and adequate supplies of Product to ensure that Seller can fulfill its obligations.

     16.2 Upon termination of this Agreement, HP shall immediately begin work to find an alternate provider to fulfill orders or transactions, or work to change the redemption location designated on communications, or stop communications being sent to program participants.

     16.3 Upon termination of the Agreement due to bankruptcy, insolvency or change of ownership or default by Seller, Seller will use its best efforts to assist HP in locating a means by which HP programs can continue to operate. This includes, but is not limited to, Seller forwarding HP's telephone number to an adequate answering service where the calls can be directed to an appropriate source and the forwarding of any mail sent to Post Office Boxes rented on behalf of HP programs to an address designated by HP.

     16.4 Upon termination of this Agreement, each party shall forthwith return to the other party all documents, paper stock, materials and any other proprietary information held by each pursuant to this Agreement. Each party shall assist the other in effecting an orderly termination of the business affairs contemplated hereunder.

17.  NOTICES

     17.1 Any notice given pursuant to this Agreement shall be in writing and shall be deemed received as of seventy-two hours after posting by U.S. mail, registered or certified, return receipt requested.

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                                             HP PURCHASE AGREEMENT NO. 195-464

     17.2 Any notice relating to the shipment of Products or to invoices shall be sent to the HP Location originating the Program Document, and any other notice concerning this Agreement shall be sent to HPOP. The address for HPOP is specified on the signature page of this Agreement.

     17.3 Any notice sent to Seller pursuant to this Agreement shall be sent to the address specified on the signature page of this Agreement.

18.  CONFIDENTIAL INFORMATION

     18.1 Seller shall not disclose to any person or entity, other than those employees of Seller who have a need to know, any confidential information of HP, whether written or oral, which Seller may obtain from HP or otherwise discover in the performance of this Agreement. As used in this Article 18, the term "confidential information" shall include, without limitation:

          (a) All information or data concerning or related to HP's Products (including the discovery, invention, research, improvement, development, manufacture, or sale of HP Products) or business operations (including sales costs, profits, pricing methods, forecasts, organization, employee lists, and processes);

          (b)  All HP Property of a confidential nature.

     18.2 Without limiting the generality of Article 18 above, Seller shall maintain all confidential information in strict confidence. Seller shall take all reasonable steps to ensure that no unauthorized person or entity has access to confidential information, and that all authorized persons having access to confidential information refrain from any unauthorized disclosure.

     18.3 The provisions of this Article 18 shall not apply to any information

          (a)  Is rightfully known to Seller prior to disclosure by HP;
          (b)  Is rightfully obtained by Seller from any third party;
          (c)  Is or becomes available to the public without restrictions; or
          (d)  Is disclosed by Seller with the prior written approval of HP.

     18.4 Seller shall not disclose to any third party, without the consent of HP, the existence of terms of this Agreement.

19.  PRECEDENCE

     19.1 This Agreement takes precedence over Seller's additional or different terms and conditions, to which objection is hereby made by HP. Acceptance by Seller of a contract to supply the Products is limited to the provisions of this Agreement.

     19.2 This Agreement comprises the entire understanding between the parties and supersedes any previous communications, representations, or Agreements, whether oral or written. No modification of this Agreement shall be valid or binding on either party unless in writing and signed by an authorized representative of each party.

     19.3 In the event of any conflict between the provisions of this Agreement and any Program Document, this Agreement shall control.

20.  MISCELLANEOUS

     20.1 Neither party shall delegate or assign any rights under this Agreement to any third party unless the other party to this Agreement consents to such delegation or assignment in writing. Any attempted delegation or assignment without the consent shall be void.

     20.2 The waiver of any term, condition, or provision of this Agreement by HP or Seller must be in writing. No such waiver shall be construed as a waiver of any other term, condition, or provision except as provided in writing, nor as a waiver of any subsequent breach of the same term, condition, or provision.

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                                             HP PURCHASE AGREEMENT NO. 195-464

     20.3 This Agreement shall be interpreted and governed in all respects by the laws of the State of California. Seller and HP hereby consent to the jurisdiction and venue of the California courts.

     20.4 If either HP or Seller employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall, after appeal rights area exhausted, be entitled to recover costs and reasonable attorney's fees.

     20.5 All references in this Agreement to "days" shall, unless otherwise specified herein, mean calendar days.

     20.6 Stenographic, typographical, or clerical errors are subject to correction.

     20.7 The parties agree that to the extent any provisions or portion of the Agreement shall be held to be unreasonable, unlawful or unenforceable, then any such provision or portion shall be modified to the extent necessary to allow any such provision or portion to be legally enforceable to the fullest extent permitted by applicable law and that any court of competent jurisdiction shall, and the parties authorize such court to, enforce any such provision or portion or to modify any such provision or portion such that any such provision or portion shall be enforced by such court to the fullest extent permitted by applicable law.

21.  EXHIBITS

     21.1 All exhibits attached to this Agreement shall be deemed a part of this Agreement and incorporated herein by reference. The term "Agreement" includes the exhibits listed in this Article 21.

     21.2 Terms which are defined in this Agreement and used in any exhibit shall have the same meaning in the exhibit as in this Agreement. In the event of any conflict between any exhibit and this Agreement, this Agreement shall control.

     21.3 The following exhibit(s) are hereby made a part of this Agreement:

          EXHIBIT I - HP Purchase Agreement Summary




              APPROVED AND AGREED TO, EFFECTIVE:  September 1, 1995

STARPAK INC./STARPAK INTERNATIONAL   HEWLETT-PACKARD COMPANY

BY: /s/ Michael Morgan               BY: /s/ Lon Curtis
   -------------------------------      --------------------------------
        Michael Morgan                      Lon Curtis

TITLE:  President/CEO                TITLE: CIS Controller
   -------------------------------      --------------------------------

DATE: 12/4/95                        DATE: 11/27/95
   -------------------------------      --------------------------------

                    Street Address for HPOP:  Mailing Address HPOP:

                    3000 Hanover Street       P.O. Box 10301
                    Building 20DD             Building 20DD
                    Palo Alto, CA  94304      Palo Alto, CA  94303-0890
                                              Facsimile #:  (415) 852-8117

                    EXHIBIT I - HP PURCHASE AGREEMENT SUMMARY
                          (EFFECTIVE September 1, 1995)

AGREEMENT NO:  195-464                                TERM:  09/01/95 - 02/28/97
SUPPLIER:  Starpak, Inc.                                             PAGE 1 OF 1
--------------------------------------------------------------------------------
SUPPLIER INFORMATION                   HP INFORMATION

SAN FRANCISCO BAY AREA CONTACT:        HP AGREEMENT ADMINISTRATOR:
Starpak                                Hewlett-Packard Company
237 22nd Street                        3000 Hanover Street, Bldg. 20DD
Greeley, CO  80631                     Palo Alto, CA  94304

Attention: Ruth Jenkins                        Attention: Cathy Diehl
           Product and Customer Support Manager           Procurement Specialist

Telephone:    (303) 352-6800           Telephone:    (415) 857-7432
Facsimile:    (303) 356-0578           Facsimile:    (415) 852-8117

                                       ----------------------------------------
HEADQUARTER CONTACT(S):                PRODUCT(S)
Same                                   Telephone, Sales:  (303) 353-7650


                                       SELLER REQUIRES A RETURN
                                       AUTHORIZATION: As specified in Program
                                                      Documents

--------------------------------------------------------------------------------
                              CONTRACT PARTICULARS

PRIOR AGREEMENT NO:  N/A             INTERNATIONAL PARTICIPATION ALLOWED:  No
SUPPLIER NO:  13243/14329            UNION INFORMATION:  N/A
FINAL SHIP DATE:  As specified
            in Program Documents     PLANT SHUTDOWN:  N/A

PAYMENT TERMS:  [ * ]
ESTIMATED ANNUAL VOLUME:  [ * ]

    PRODUCT/SERVICE    MINIMUM SHIPMENT RULES  FOB POINT(S)   LEAD TIME
    ---------------    ----------------------  ------------   ---------
    Marketing Program  As specified in Program Greeley, CO  As specified in
    Fulfillment        Documents               80631        Program Documents -
                                                            2 Weeks Maximum

NOTE:  REFERENCE HP AGREEMENT NUMBER ON ALL PURCHASE ORDERS.
--------------------------------------------------------------------------------
SPECIAL CONTRACT NOTES

HP STATUS REPORT SCHEDULE:    REPORT #      PERIOD END     REPORT DUE

                                 1          11/30/95       12/21/95
                                 2          02/28/96       03/21/96
                                 3          05/31/96       06/21/96
                                 4          08/31/96       09/21/96
                                 5          11/30/96       12/21/96
                                 6          02/28/97       03/21/96

EXHIBITS:  EXHIBIT I - HP Purchase Agreement Summary

                                  AMENDMENT TO
                              HP PURCHASE AGREEMENT

HP AGREEMENT        AMENDMENT       SELLER:  Starpak, Inc./Starpak International
NO:  195-464        No:  1          PRODUCT:  Marketing - Fulfillment Programs

THIS AMENDMENT TO THE ABOVE REFERENCED HP PURCHASE AGREEMENT IS EXECUTED BY AND BETWEEN THE SELLER NAMED BELOW AND HEWLETT-PACKARD COMPANY:

--------------------------------------------------------------------------------
Revise the expiration of the Agreement from February 28, 1997 to September
30, 1997 and the final ship date from February 28, 1997 to September 30, 1997. Any reference in the Agreement to the expiration date shall mean September 30, 1997 and the final ship date shall mean September 30, 1997.




--------------------------------------------------------------------------------
          APPROVED AND AGREED TO, EFFECTIVE:  MARCH 1, 1997

STARPAK INC./STARPAK INTERNATIONAL      HEWLETT-PACKARD

BY:  /s/ Michael Morgan                 BY:  /s/ Lonen C. Curtis
   -------------------------------          ------------------------------------

TYPED NAME:  Michael Morgan             TYPED NAME:  Lonen C. Curtis

TITLE:  President/CEO                   TITLE:  CIS Controller